Exhibit 99.1

ULURU NEWS

Contact: Company
Vaidehi Shah
Chief Executive Officer

PK Ramchandran
Chief Financial Officer
(214) 905-5145

ULURU INC. ANNOUNCES PLAN TO VOLUNTARILY FILE FOR SEC DEREGISTRATION

Addison, Texas, February 5, 2019; ULURU Inc. (OTCQB: ULUR). Today the Company announced that it intends to file a Form 15 under the Securities and Exchange Act of 1934 to voluntarily deregister its common stock on or about February 26, 2019. As a consequence of the filing, the Company’s reporting obligations will be suspended, effective as of the filing date.

The Company anticipates that its shares will no longer be traded on the OTCQB Venture stage marketplace. The shares may still be quoted on the OTC Pink Market under the ticker symbol “ULUR”. However, the Company cannot guarantee that its shares will continue to be quoted on any forum.

About ULURU Inc.:

ULURU Inc. is a specialty medical technology company focused on developing and commercializing innovative wound care and drug delivery systems based on its patented technologies. Its mission is to improve the lives of patients the world over by delivering comprehensive solutions that optimize outcomes for the key stakeholders in our healthcare systems: patients, providers and payers. For further information about ULURU Inc., please visit our website at www.uluruinc.com.

This press release contains certain statements that are forward-looking and which are based on management's expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, and these statements may include terminology such as "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "future", "predict", "potential", "intend", or "continue", and similar expressions. We base our forward-looking statements on our current expectations and projections about future events or future financial performance. Our forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ULURU Inc. that may cause actual results to be materially different from any future results implied by these forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.